Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.
2440 Mall Drive – Charleston, S.C. 29406
843-529-5933 – FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Senior Vice President/Investor Relations and Corporate Secretary
(843) 529.5931 / (843) 729.7005
dwright@firstfinancialholdings.com

FIRST FINANCIAL HOLDINGS, INC. CEO TO PRESENT AT
THE SANDLER O’NEILL + PARTNERS, L.P.
EAST COAST FINANCIAL SERVICES CONFERENCE

Charleston, South Carolina (November 8, 2010) - First Financial Holdings, Inc. (Nasdaq GSM: FFCH) (“First Financial” or “Company”) CEO R. Wayne Hall and CFO Blaise Bettendorf will present at the Sandler O’Neill + Partners, L.P. East Coast Financial Services Conference on Thursday, November 11, 2010 at 2:10 p.m. E.S.T. This presentation will be broadcast on the Company’s website at www.firstfinancialholdings.com at that time.  Additionally, on November 11, 2010, First Financial’s quarterly investor presentation will be available on our website and will remain available through February 10, 2011.  This updated presentation will be used throughout the quarter.

First Federal operates 66 financial centers located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick, New Hanover and Pender counties in coastal North Carolina offering banking, trust and pension administration services.  The Company also provides insurance and brokerage services through First Southeast Insurance Services, The Kimbrell Insurance Group and First Southeast Investor Services.

For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com or contact Dorothy B. Wright, Senior Vice President-Investor Relations and Corporate Secretary, (843) 529-5931 or (843) 729-7005.